                                                                      Exhibit 11

Allied Capital Corporation and Subsidiaries
Computation of Earnings Per Common Share
For the Years Ended December 31, 1995, 1994 and 1993




                                                                           For the Year Ended December 31,
                                                                  ------------------------------------------------
                                                                      1995               1994              1993
                                                                  ------------------------------------------------
Primary Earnings Per Common Share:

    Net Increase in Net Assets Resulting
      from Operations                                             $15,317,000          $224,000        $20,406,000

    Less: Dividends for Preferred Stock                              (220,000)         (220,000)          (220,000)
                                                                  ------------------------------------------------

    Net Increase in Net Assets Resulting
      from Operations Available to
      Common Shareholders                                         $15,097,000            $4,000        $20,186,000
                                                                  ================================================

    Weighted average number of
      common shares outstanding                                     6,169,211         6,132,159          6,108,809

    Weighted average number of
      shares issuable on exercise
      of outstanding stock options                                      2,322            22,027             19,054
                                                                  ------------------------------------------------

    Weighted average number of common shares and
      common share equivalents outstanding                         6,171,533          6,154,186          6,127,863
                                                                  ================================================


    Earnings per Common Share                                          $2.45              $0.00              $3.29
                                                                  ================================================


Fully Diluted Earnings Per Common Share:

    Net Increase in Net Assets Resulting
      from Operations                                             $15,317,000           $224,000       $20,406,000

    Less: Dividends for Preferred Stock                              (220,000)          (220,000)         (220,000)
                                                                  ------------------------------------------------

    Net Increase in Net Assets Resulting
      from Operations Available to
      Common Shareholders                                         $15,097,000             $4,000       $20,186,000
                                                                  ================================================

    Weighted average number of
      common shares and common share equivalents
      outstanding as computed for
      primary earnings per share                                   6,171,533           6,154,186         6,127,863

    Weighted average of additional
      shares issuable on exercise
      of outstanding stock options                                    39,134                  55            15,034
                                                                  ------------------------------------------------

    Weighted average number of common
      shares and common share
      equivalents outstanding, as adjusted                         6,210,667           6,154,241         6,142,897
                                                                  ================================================


     Earnings per Common Share                                         $2.43               $0.00             $3.29
                                                                  ================================================